COMPANY CONTACTS

Jeff Donnelly
Chief Financial Officer
(240) 744-1190

Briony Quinn
Senior Vice President
(240) 744-1196

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS
Increases Adjusted EBITDA by $148 Million over 2020
Completes $500 Million of Capital Recycling Transactions
BETHESDA, Maryland, Thursday, February 17, 2022 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 33 premium hotels in the United States, today announced results of operations for the quarter and year ended December 31, 2021.

Fourth Quarter 2021 Highlights

•Net Loss: Net loss was $2.9 million and loss per diluted share was $0.03.
•Comparable Revenues: Comparable total revenues were $196.8 million, which represents a 13.3% decline from the comparable period of 2019.
•Comparable RevPAR: Comparable RevPAR was $158.53, which represents a 12.5% decline from the comparable period of 2019. Comparable ADR increased 7.6% from the comparable period in 2019.
•Comparable Hotel Adjusted EBITDA: Comparable Hotel Adjusted EBITDA was $43.1 million, a 33.1% decline from the comparable period of 2019.
•Adjusted EBITDA: Adjusted EBITDA was $34.4 million.
•Adjusted FFO: Adjusted FFO was $19.1 million and Adjusted FFO per diluted share was $0.09.
•Hotel Acquisition: The Company acquired the Henderson Beach Resort in Destin, Florida for $112.5 million on December 23, 2021.
•Mortgage Loan Extension: The Company executed a one year extension of the mortgage loan secured by the Salt Lake City Marriott, which takes the maturity of this loan to January 2023.

Full Year 2021 Highlights

•Net Loss: Net loss was $195.4 million and loss per diluted share was $0.96.
•Comparable Revenues: Comparable total revenues were $611.7 million, which represents a 33.5% decline from the comparable period of 2019.
•Comparable RevPAR: Comparable RevPAR was $124.74, which represents a 32.6% decline from the comparable period of 2019. Comparable ADR increased 2.4% from the comparable period in 2019.

•Comparable Hotel Adjusted EBITDA: Comparable Hotel Adjusted EBITDA was $129.1 million, a $144.1 million decline from the comparable period of 2019.
•Adjusted EBITDA: Adjusted EBITDA was $83.5 million.
•Adjusted FFO: Adjusted FFO was $26.3 million and Adjusted FFO per diluted share was $0.12.
•Liquidity: The Company ended 2021 with $441.3 million total liquidity. The Company has remained cash flow positive at the hotel level since March 2021.
•Capital Recycling Transactions: Completed six transactions to recycle $220 million from low-yield, encumbered, capital-intensive properties into $293 million of high-quality, unencumbered, independent hotels and resorts.

Recent Developments

•Hotel Acquisition: The Company acquired the Tranquility Bay Beachfront Resort in Marathon, Florida for $63.0 million on January 6, 2022.
•Hotel Brand Conversions: The Company completed the conversion of the Bethesda Marriott Suites to the Embassy Suites by Hilton Bethesda in February 2022. The Company is currently completing renovations to rebrand the JW Marriott Denver Cherry Creek as Hotel Clio, a Luxury Collection Hotel at the end of the first quarter of 2022.
•Loan Amendments: The Company executed further amendments to the credit agreements for its $400 million revolving credit facility and $400 million in unsecured term loans to extend the waiver of financial covenants through the first quarter of 2022 and the modification of certain financial covenants through the second quarter of 2023.

“The results for 2021 far exceeded our original expectations with Comparable Total RevPAR within 1.5% of 2019 levels in December. Our strategic decision over 7 years ago to pivot to destination resorts and lifestyle hotels has paid off as those properties have collectively exceeded prior peak revenues from robust leisure demand. Gateway hotels improved as well but due to restraints on corporate travel their best days lie ahead. Forward bookings into 2022 were strong, although the Omicron variant likely delayed the emerging business and group recovery by a few months,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. “We are particularly proud of the $500 million in transformative real estate transactions completed over the last year. These transactions are expected to add an incremental $20 million of Hotel Adjusted EBITDA in 2022 and continue to build the Company's resort and urban lifestyle hotel portfolio, which now comprises over 60% of the Company's hotels.”

Operating Results

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include our 2021 acquisitions and exclude our 2021 dispositions for all periods presented. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

	Quarter Ended December 31,			Change From
	2021	2020	2019	2020	2019
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results (1)
ADR	$259.63	$208.13	$241.25	24.7%	7.6%
Occupancy	61.1%	23.7%	75.1%	37.4%	(14.0)%
RevPAR	$158.53	$49.41	$181.27	220.8%	(12.5)%
Total RevPAR	$228.81	$77.28	$264.12	196.1%	(13.4)%
Revenues	$196.8	$66.5	$227.1	195.9%	(13.3)%
Hotel Adjusted EBITDA	$43.1	$(4.5)	$64.4	1057.8%	(33.1)%
Hotel Adjusted EBITDA Margin	21.90%	(6.79)%	28.37%	2,869 bps	(647) bps
Available Rooms	860,108	859,833	859,740	275	368

Actual Operating Results (2)
Revenues	$189.9	$59.0	$237.5	221.9%	(20.0)%
Net (loss) income	$(2.9)	$(208.3)	$134.6	98.6%	(102.2)%
(Loss) income per diluted share	$(0.03)	$(1.04)	$0.66	97.1%	(104.5)%
Adjusted EBITDA	$34.4	$(14.9)	$62.7	330.9%	(45.1)%
Adjusted FFO	$19.1	$(8.3)	$54.7	330.1%	(65.1)%
Adjusted FFO per diluted share	$0.09	$(0.04)	$0.27	325.0%	(66.7)%

	Year Ended December 31,			Change From
	2021	2020	2019	2020	2019
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results (1)
ADR	$243.71	$216.83	$238.10	12.4%	2.4%
Occupancy	51.2%	28.2%	77.7%	23.0%	(26.5)%
RevPAR	$124.74	$61.19	$184.95	103.9%	(32.6)%
Total RevPAR	$179.28	$94.91	$269.75	88.9%	(33.5)%
Revenues	$611.7	$324.7	$919.8	88.4%	(33.5)%
Hotel Adjusted EBITDA	$129.1	$(21.5)	$273.2	700.5%	(52.7)%
Hotel Adjusted EBITDA Margin	21.10%	(6.61)%	29.70%	2,771 bps	(860) bps
Available Rooms	3,412,176	3,420,783	3,409,885	(8,607)	2,291

Actual Operating Results (2)
Revenues	$567.1	$299.5	$938.1	89.3%	(39.5)%
Net (loss) income	$(195.4)	$(396.0)	$184.2	50.7%	(206.1)%
(Loss) income per diluted share	$(0.96)	$(1.97)	$0.90	51.3%	(206.7)%
Adjusted EBITDA	$83.5	$(64.5)	$260.4	229.5%	(67.9)%
Adjusted FFO	$26.3	$(85.3)	$217.0	130.8%	(87.9)%
Adjusted FFO per diluted share	$0.12	$(0.42)	$1.07	128.6%	(88.8)%
(1) The amounts for all periods presented does not adjust for hotels that had suspended operations. The amounts for all periods presented also include pre-acquisition operating results for Bourbon Orleans Hotel from January 1, 2019 to July 28, 2021, Henderson Park Inn from January 1, 2019 to July 29, 2021 and Henderson Beach Resort from January 1, 2019 to December 22, 2021. The pre-acquisition operating results were obtained from the sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2) Actual operating results include the operating results of hotels acquired and disposed of for the Company's respective ownership periods.

The following tables provide comparable monthly operating information for the year ended December 31, 2021(1):

	January 2021	February 2021	March 2021	April 2021	May 2021	June 2021

Number of Hotels	32	32	32	32	32	32
Number of Rooms	9,349	9,349	9,349	9,349	9,349	9,349
Occupancy	21.3%	29.2%	36.5%	39.4%	47.8%	59.5%
ADR	$193.61	$217.42	$241.35	$236.06	$232.30	$233.32
RevPAR	$41.18	$63.43	$88.08	$92.89	$111.00	$138.76
Total RevPAR	$63.14	$95.47	$126.23	$137.95	$164.37	$195.40
2021 vs 2019
Occupancy change in bps	(4,184) bps	(4,490) bps	(4,241) bps	(4,179) bps	(3,244) bps	(2,621) bps
ADR Rate % change	(3.4)%	0.6%	1.2%	(3.7)%	(8.8)%	(7.4)%
RevPAR % change	(67.4)%	(60.4)%	(53.2)%	(53.3)%	(45.7)%	(35.7)%
Total RevPAR % change	(67.8)%	(61.1)%	(54.4)%	(52.2)%	(45.8)%	(37.2)%

	July 2021	August 2021	September 2021	October 2021	November 2021	December 2021

Number of Hotels	32	32	32	32	32	32
Number of Rooms	9,349	9,349	9,349	9,349	9,349	9,349
Occupancy	70.0%	63.5%	62.5%	66.7%	60.2%	56.3%
ADR	$253.06	$234.00	$249.61	$267.90	$238.98	$271.21
RevPAR	$177.06	$148.52	$155.90	$178.63	$143.93	$152.56
Total RevPAR	$244.78	$209.30	$222.31	$254.23	$210.57	$221.05
2021 vs 2019
Occupancy change in bps	(1,232) bps	(1,794) bps	(1,744) bps	(1,483) bps	(1,495) bps	(1,247) bps
ADR Rate % change	8.6%	3.7%	(3.0)%	1.6%	5.2%	18.2%
RevPAR % change	(7.7)%	(19.1)%	(24.2)%	(16.9)%	(15.7)%	(3.3)%
Total RevPAR % change	(9.3)%	(19.3)%	(24.4)%	(18.9)%	(17.1)%	(1.5)%
(1) The amounts for all periods presented exclude the two hotels sold during 2021, Frenchman's Reef and The Lexington Hotel and does not adjust for hotels that had suspended operations. The amounts for all periods presented also include pre-acquisition operating results for Bourbon Orleans Hotel, Henderson Park Inn and Henderson Beach Resort. The pre-acquisition operating results were obtained from the sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

As a result of the spike in COVID-19 cases from the Omicron variant, we expect the change in total revenues and Hotel Adjusted EBITDA margins as compared to 2019 will be softer in the first quarter of 2022 than in the fourth quarter of 2021. Preliminary January 2022 total revenues are expected to be up 126% compared to January 2021 and down approximately 23% compared to January 2019. January 2022 ADR is expected to be higher than 2019 by approximately 20%, but is offset by a 22-point decrease in occupancy due to the impact on demand from Omicron. The monthly sequential comparison to 2019 for portfolio total revenue is expected to increase for the balance of the first quarter 2022.

Hotel Acquisitions

The Company completed four acquisitions during 2021 and early 2022, which have shifted the Company's portfolio to almost two-thirds leisure-oriented hotels and resorts.

•Bourbon Orleans Hotel (New Orleans, Louisiana): This 220-room independent boutique lifestyle hotel, located at the heart of the French Quarter, was acquired in July 2021 for $89.9 million or a 7.0% capitalization rate on 2019 hotel net operating income (“NOI”).
•Henderson Park Inn (Destin, Florida): This 37-room beachfront resort Henderson Park Inn was acquired in July 2021 for $27.5 million. The resort has exceeded the Company's initial underwriting and generated a 9.0% yield on 2021 hotel NOI.
•Henderson Beach Resort (Destin, Florida): This 170-room recently constructed luxury oceanfront resort was purchased in December 2021 for $112.5 million. The purchase price represents a 6.4% yield on 2021 hotel NOI and is expected to stabilize above an 8.0% yield.
•Tranquility Bay Beachfront Resort (Marathon, Florida): This 103-unit luxury beachfront resort was purchased in January 2022 for $63.0 million. The resort has a total of 231 bedrooms in 87 two-bedroom and three-bedroom beach houses, as well as 16 tropical garden guest rooms. The purchase price represents an 11.6% yield on 2021 hotel NOI.

Loan Amendments

On December 27, 2021, the Company extended its only near-term debt maturity, the mortgage loan secured by the Salt Lake City Marriott, to January 2023.

On February 4, 2022, the Company further amended the credit agreements for its $400 million revolving credit facility and $400 million in unsecured term loans to extend the waiver period for the testing of financial covenants from December 31, 2021 to March 31, 2022, unless terminated early at the Company’s option. The amendments also extend the modification of certain financial covenants, once quarterly testing resumes, to June 30, 2023. The amendments also provide the Company with the ability to acquire up to $550 million of unencumbered properties upon certain conditions.

Capital Expenditures

The Company invested approximately $44.5 million on capital improvements at its hotels during the year ended December 31, 2021. In addition, the Company spent approximately $2.7 million on the rebuild of Frenchman's Reef during the year ended December 31, 2021, but has no further obligation to fund any additional amounts related to the rebuild following the sale of the property on April 30, 2021. Significant projects in 2021 include the following:

•The Lodge at Sonoma: The Company completed a renovation to reposition and rebrand the hotel to an Autograph Collection Hotel in July of 2021. The renovation includes a new restaurant by celebrity chef Michael Mina.
•The Hythe Vail, a Luxury Collection Resort: The Company completed the final phase of a multi-year renovation to rebrand the Vail Marriott Mountain Resort as The Hythe Vail, a Luxury Collection Resort, in the fourth quarter of 2021.
•Margaritaville Beach House Key West: The Company converted the Barbary Beach House Key West to the Margaritaville Beach Resort Key West in the fourth quarter of 2021.

The Company expects to spend approximately $100 million on capital improvements at its hotels in 2022, which includes the completion of certain projects that commenced in 2021. Significant projects in 2022 include the following:

•JW Marriott Denver Cherry Creek: The Company is completing renovations to rebrand the hotel as Hotel Clio, a Luxury Collection Hotel at the end of the first quarter of 2022.
•Hilton Boston Downtown/Faneuil Hall: The Company expects to commence a comprehensive renovation and repositioning of the hotel commencing in the fourth quarter of 2022. The hotel's franchise agreement expires in 2023.
•Orchards Inn Sedona: The Company expects to commence the first phase of the upgrade renovation of the resort in mid-2022.
•Hilton Burlington Lake Champlain: The Company expects to complete a renovation of the hotel to rebrand it as a Curio Collection Hotel in late 2022. The renovation is expected to include a new restaurant concept by a local renowned chef.

Balance Sheet and Liquidity

As of December 31, 2021, the Company's liquidity was $441.3 million, comprised of $38.6 million of unrestricted corporate cash, $92.7 million of unrestricted cash at its hotels and $310.0 million of capacity on its senior unsecured credit facility. As of December 31, 2021, the Company had $1.1 billion of total debt outstanding, which consisted of $580.5 million of property-specific, non-recourse mortgage debt, $400.0 million of unsecured term loans and $90.0 million of outstanding borrowings on its $400.0 million senior unsecured credit facility. Subsequent to December 31, 2021, the Company drew an additional $70.0 million on its senior unsecured credit facility to fund the Tranquility Bay Beachfront Resort acquisition.

Dividends

The Company declared a quarterly dividend of $0.515625 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock to shareholders of record as of December 20, 2021. This dividend was paid on December 31, 2021. The Company has suspended its quarterly common stock cash dividends. The resumption in quarterly common dividends will be determined by the Company’s Board of Directors after considering the Company’s obligations under its various financing agreements, projected taxable income, compliance with its debt covenants, long-term operating projections, expected capital requirements and risks affecting the Company’s business.

Earnings Call

The Company will host a conference call to discuss its fourth quarter and full year results on Friday, February 18, 2022, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 6819388. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. For those unable to listen to the call live, a taped rebroadcast will be available two hours after completion of the live call through March 11, 2022. To access the rebroadcast, dial 855-859-2056, or internationally at 404-537-3406, and use conference ID 6819388. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 33 premium quality hotels with over 9,400 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness and its ability to obtain covenant waivers on its credit agreements for its senior unsecured credit facility and unsecured term loans; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31, 2021	December 31, 2020
ASSETS	(unaudited)
Property and equipment, net	$2,651,444	$2,817,356
Right-of-use assets	100,212	96,673
Restricted cash	36,887	23,050
Due from hotel managers	120,671	69,495
Prepaid and other assets	17,472	28,403
Cash and cash equivalents	38,620	111,796
Total assets	$2,965,306	$3,146,773
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$578,651	$595,149
Unsecured term loans, net of unamortized debt issuance costs	398,572	398,550
Senior unsecured credit facility	90,000	55,000
Total debt	1,067,223	1,048,699

Lease liabilities	108,605	104,973
Deferred rent	60,800	56,344
Due to hotel managers	85,493	95,548
Unfavorable contract liabilities, net	62,780	64,796
Accounts payable and accrued expenses	51,238	46,542
Deferred income related to key money, net	8,203	10,946
Total liabilities	1,444,342	1,427,848
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized;
8.250% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), 4,760,000 shares issued and outstanding at December 31, 2021 and 2020	48	48
Common stock, $0.01 par value; 400,000,000 shares authorized; 210,746,895 and 210,073,514 shares issued and outstanding at December 31, 2021 and 2020, respectively	2,107	2,101
Additional paid-in capital	2,293,990	2,285,491
Deficit	(780,931)	(576,531)
Total stockholders’ equity	1,515,214	1,711,109
Noncontrolling interests	5,750	7,816
Total equity	1,520,964	1,718,925
Total liabilities and equity	$2,965,306	$3,146,773

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Rooms	$133,004	$38,670	$399,055	$196,736
Food and beverage	41,690	12,037	117,742	68,566
Other	15,240	8,340	50,337	34,186
Total revenues	189,934	59,047	567,134	299,488
Operating Expenses:
Rooms	34,447	14,015	102,183	68,603
Food and beverage	31,704	12,546	89,795	58,391
Management fees	3,694	934	10,208	3,578
Franchise fees	6,472	1,729	18,665	10,131
Other hotel expenses	73,610	41,872	240,818	213,631
Depreciation and amortization	25,754	27,319	102,963	114,716
Impairment losses	—	174,120	126,697	174,120
Corporate expenses	8,762	7,751	32,552	27,401
Business interruption insurance income	(705)	(2,208)	(705)	(2,208)
Total operating expenses, net	183,738	278,078	723,176	668,363

Interest and other income, net	(487)	(449)	(947)	(391)
Interest expense	7,797	10,330	37,043	53,995
Total other expenses, net	7,310	9,881	36,096	53,604
Loss before income taxes	(1,114)	(228,912)	(192,138)	(422,479)
Income tax (expense) benefit	(1,834)	20,599	(3,267)	26,452
Net loss	(2,948)	(208,313)	(195,405)	(396,027)
Less: Net loss attributable to noncontrolling interests	9	871	821	1,652
Net loss attributable to the Company	(2,939)	(207,442)	(194,584)	(394,375)
Distributions to preferred stockholders	(2,455)	(2,455)	(9,817)	(3,300)
Net loss attributable to common stockholders	$(5,394)	$(209,897)	$(204,401)	$(397,675)
Loss per share:
Net loss per share available to common stockholders - basic	$(0.03)	$(1.04)	$(0.96)	$(1.97)
Net loss per share available to common stockholders - diluted	$(0.03)	$(1.04)	$(0.96)	$(1.97)

Weighted-average number of common shares outstanding:
Basic	212,323,852	203,684,881	212,056,923	201,670,721
Diluted	212,323,852	203,684,881	212,056,923	201,670,721

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDAre, FFO and Hotel EBITDA

We adjust EBITDAre, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDAre, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. We adjust EBITDAre, FFO and Hotel EBITDA for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors and service providers in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to interest rate swaps. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended December 31,
	2021	2020	2019
Net (loss) income	$(2,948)	$(208,313)	$134,583
Interest expense	7,797	10,330	8,320
Income tax expense (benefit)	1,834	(20,599)	20,089
Real estate related depreciation and amortization	25,754	27,319	30,305
EBITDA	32,437	(191,263)	193,297
Impairment losses	—	174,120	—
EBITDAre	32,437	(17,143)	193,297
Non-cash lease expense and other amortization	1,666	1,737	1,765
Professional fees and pre-opening costs related to Frenchman's Reef (1)	$—	594	9,079
Hotel manager transition items	—	27	2,708
Uninsured costs related to natural disasters (2)	111	—	—
Gain on property insurance settlement	—	—	(144,192)
Severance costs (3)	179	(112)	—
Adjusted EBITDA	$34,393	$(14,897)	$62,657

	Year Ended December 31,
	2021	2020	2019
Net (loss) income	$(195,405)	$(396,027)	$184,211
Interest expense	37,043	53,995	46,584
Income tax expense (benefit)	3,267	(26,452)	22,028
Real estate related depreciation and amortization	102,963	114,716	118,110
EBITDA	(52,132)	(253,768)	370,933
Impairment losses	126,697	174,120	—
EBITDAre	74,565	(79,648)	370,933
Non-cash lease expense and other amortization	6,673	6,910	7,013
Professional fees and pre-opening costs related to Frenchman's Reef (1)	1,388	1,012	20,524
Hotel manager transition items	651	(434)	3,758
Uninsured costs related to natural disasters (2)	298	—	—
Gain on property insurance settlement	—	—	(144,192)
Loss on early extinguishment of debt	—	—	2,373
Severance costs (3)	(37)	7,648	—
Adjusted EBITDA	$83,538	$(64,512)	$260,409
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.
(2)Represents costs incurred at the Bourbon Orleans Hotel as a result of Hurricane Ida, which are not covered by insurance.
(3)Consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

Hotel EBITDA and Hotel Adjusted EBITDA

The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended December 31,
	2021	2020	2019
Net (loss) income	$(2,948)	$(208,313)	$134,583
Interest expense	7,797	10,330	8,320
Income tax expense (benefit)	1,834	(20,599)	20,089
Real estate related depreciation and amortization	25,754	27,319	30,305
EBITDA	32,437	(191,263)	193,297
Corporate expenses	8,762	7,751	7,446
Interest and other income, net	(487)	(449)	(687)
Uninsured costs related to natural disasters (1)	111	—	—
Professional fees and pre-opening costs related to Frenchman's Reef (2)	—	594	9,079
Impairment losses	—	174,120	—
Gain on property insurance settlement	—	—	(144,192)
Hotel EBITDA	40,823	(9,247)	64,943
Non-cash lease expense and other amortization	1,666	1,737	1,765
Hotel manager transition items	—	27	2,708
Severance costs (3)	179	(112)	—
Hotel Adjusted EBITDA	$42,668	$(7,595)	$69,416

	Year Ended December 31,
	2021	2020	2019
Net (loss) income	$(195,405)	$(396,027)	$184,211
Interest expense	37,043	53,995	46,584
Income tax expense (benefit)	3,267	(26,452)	22,028
Real estate related depreciation and amortization	102,963	114,716	118,110
EBITDA	(52,132)	(253,768)	370,933
Corporate expenses	32,552	27,401	28,231
Interest and other income, net	(947)	(391)	(1,197)
Uninsured costs related to natural disasters (1)	298	—	—
Loss on early extinguishment of debt	—	—	2,373
Professional fees and pre-opening costs related to Frenchman's Reef (2)	1,388	1,012	20,524
Impairment losses	126,697	174,120	—
Gain on property insurance settlement	—	—	(144,192)
Hotel EBITDA	107,856	(51,626)	276,672
Non-cash lease expense and other amortization	6,673	6,910	7,013
Hotel manager transition items	651	(434)	3,758
Severance costs (3)	(37)	7,648	—
Hotel Adjusted EBITDA	$115,143	$(37,502)	$287,443
(1)Represents costs incurred at the Bourbon Orleans Hotel as a result of Hurricane Ida, which are not covered by insurance.
(2)Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.
(3)Consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended December 31,
	2021	2020	2019
Net (loss) income	$(2,948)	$(208,313)	$134,583
Real estate related depreciation and amortization	25,754	27,319	30,305
Impairment losses, net of tax	—	174,120	—
FFO	22,806	(6,874)	164,888
Distribution to preferred stockholders	(2,455)	(2,455)	—
FFO available to common stock and unit holders	20,351	(9,329)	164,888
Non-cash lease expense and other amortization	1,666	1,737	1,765
Uninsured costs related to natural disasters (1)	111	—	—
Professional fees and pre-opening costs related to Frenchman's Reef (2)	—	594	9,079
Hotel manager transition items	—	27	2,708
Gain on property insurance settlement, net of income tax	—	—	(121,525)
Severance costs (3)	179	(112)	—
Fair value adjustments to interest rate swaps	(3,202)	(1,257)	(2,245)
Adjusted FFO available to common stock and unit holders	$19,105	$(8,340)	$54,670
Adjusted FFO available to common stock and unit holders, per diluted share	$0.09	$(0.04)	$0.27

	Year Ended December 31,
	2021	2020	2019
Net (loss) income	$(195,405)	$(396,027)	$184,211
Real estate related depreciation and amortization	102,963	114,716	118,110
Impairment losses, net of tax	127,282	174,120	—
FFO	34,840	(107,191)	302,321
Distribution to preferred stockholders	(9,817)	(3,300)	—
FFO available to common stock and unit holders	25,023	(110,491)	302,321
Non-cash lease expense and other amortization	6,673	6,910	7,013
Uninsured costs related to natural disasters (1)	298	—	—
Professional fees and pre-opening costs related to Frenchman's Reef (2)	1,388	1,012	20,524
Hotel manager transition items	651	(434)	3,758
Gain on property insurance settlement, net of income tax	—	—	(121,525)
Loss on early extinguishment of debt	—	—	2,373
Severance costs (3)	(37)	7,648	—
Fair value adjustments to interest rate swaps	(7,690)	10,072	2,545
Adjusted FFO available to common stock and unit holders	$26,306	$(85,283)	$217,009
Adjusted FFO available to common stock and unit holders, per diluted share	$0.12	$(0.42)	$1.07
(1)Represents costs incurred at the Bourbon Orleans Hotel as a result of Hurricane Ida, which are not covered by insurance.
(2)Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.
(3)Consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which excludes the results for our 2021 dispositions (in thousands):

	Three Months Ended December 31,
	2021	2020	2019
Revenues	$189,934	$59,047	$237,519
Hotel revenues from prior ownership (1)	6,867	7,477	10,570
Hotel revenues from sold hotels (2)	—	(73)	(21,013)
Comparable Revenues	$196,801	$66,451	$227,076

Hotel Adjusted EBITDA	$42,668	$(7,595)	$69,416
Hotel Adjusted EBITDA from prior ownership (1)	429	11	1,147
Hotel Adjusted EBITDA from sold hotels (2)	12	3,069	(6,148)
Comparable Hotel Adjusted EBITDA	$43,109	$(4,515)	$64,415

Hotel Adjusted EBITDA Margin	22.46%	(12.86)%	29.23%
Comparable Hotel Adjusted EBITDA Margin	21.90%	(6.79)%	28.37%

	Year Ended December 31,
	2021	2020	2019
Revenues	$567,134	$299,488	$938,091
Hotel revenues from prior ownership (1)	44,664	34,095	50,618
Hotel revenues from sold hotels (2)	(60)	(8,930)	(68,886)
Comparable Revenues	$611,738	$324,653	$919,823

Hotel Adjusted EBITDA	$115,143	$(37,502)	$287,443
Hotel Adjusted EBITDA from prior ownership (1)	9,248	2,902	9,685
Hotel Adjusted EBITDA from sold hotels (2)	4,675	13,148	(23,904)
Comparable Hotel Adjusted EBITDA	$129,066	$(21,452)	$273,224

Hotel Adjusted EBITDA Margin	20.30%	(12.52)%	30.64%
Comparable Hotel Adjusted EBITDA Margin	21.10%	(6.61)%	29.70%
(1) Amounts represent the pre-acquisition operating results for Bourbon Orleans Hotel from January 1, 2019 to July 28, 2021, Henderson Park Inn from January 1, 2019 to July 29, 2021 and Henderson Beach Resort from January 1, 2019 to December 22, 2021. The pre-acquisition operating results were obtained from the sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Selected Quarterly Comparable Operating Information

The following tables are presented to provide investors with selected quarterly comparable operating information. The operating information includes historical quarterly operating results for our 33-hotel portfolio owned as of the date of this press release.

	Quarter 1, 2019	Quarter 2, 2019	Quarter 3, 2019	Quarter 4, 2019	Full Year 2019
ADR	$223.66	$252.68	$239.39	$242.68	$240.10
Occupancy	72.2%	82.4%	81.2%	75.2%	77.8%
RevPAR	$161.44	$208.24	$194.40	$182.52	$186.73
Total RevPAR	$242.88	$302.81	$274.93	$265.26	$271.55
Revenues (in thousands)	$206,370	$260,230	$238,977	$230,571	$936,148
Hotel Adjusted EBITDA (in thousands)	$50,975	$89,310	$72,411	$65,196	$277,892
Hotel Adjusted EBITDA Margin	24.70%	34.32%	30.30%	28.28%	29.68%
Available Rooms	849,674	859,374	869,216	869,216	3,447,480

	Quarter 1, 2020	Quarter 2, 2020	Quarter 3, 2020	Quarter 4, 2020	Full Year 2020
ADR	$223.79	$207.25	$229.07	$215.43	$221.58
Occupancy	58.5%	9.9%	21.9%	24.4%	28.7%
RevPAR	$130.96	$20.61	$50.10	$52.62	$63.51
Total RevPAR	$202.29	$31.96	$75.53	$81.12	$97.62
Revenues (in thousands)	$173,931	$27,486	$65,669	$70,519	$337,605
Hotel Adjusted EBITDA (in thousands)	$22,943	$(27,075)	$(10,644)	$(3,460)	$(18,236)
Hotel Adjusted EBITDA Margin	13.19%	(98.50)%	(16.21)%	(4.91)%	(5.40)%
Available Rooms	859,819	859,950	869,403	869,309	3,458,481

	Quarter 1, 2021	Quarter 2, 2021	Quarter 3, 2021	Quarter 4, 2021	Full Year 2021
ADR	$236.48	$241.35	$249.83	$265.54	$250.62
Occupancy	29.6%	49.3%	65.4%	61.2%	51.5%
RevPAR	$70.08	$119.00	$163.45	$162.47	$129.10
Total RevPAR	$101.74	$171.53	$228.71	$233.25	$184.30
Revenues (in thousands)	$86,534	$147,537	$198,885	$202,826	$635,782
Hotel Adjusted EBITDA (in thousands)	$2,156	$35,956	$53,472	$45,017	$136,601
Hotel Adjusted EBITDA Margin	2.49%	24.37%	26.89%	22.19%	21.49%
Available Rooms	850,500	860,103	869,584	869,584	3,449,771

Market Capitalization as of December 31, 2021
(in thousands)
Enterprise Value

Common equity capitalization (at December 31, 2021 closing price of $9.61/share)	$2,061,681
Preferred equity capitalization (at liquidation value of $25.00/share)	119,000
Consolidated debt (face amount)	1,070,504
Cash and cash equivalents	(38,620)
Total enterprise value	$3,212,565
Share Reconciliation

Common shares outstanding	210,747
Operating partnership units	775
Unvested restricted stock held by management and employees	1,433
Share grants under deferred compensation plan	1,580
Combined shares and units	214,535

Debt Summary as of December 31, 2021
(dollars in thousands)
Loan	Interest Rate as of December 31, 2021	Term	Outstanding Principal	Maturity
Salt Lake City Marriott Downtown at City Creek	LIBOR + 3.25 (1)	Variable	43,570	January 2023
Westin Washington D.C. City Center	3.99%	Fixed	55,913	January 2023
The Lodge at Sonoma Resort	3.96%	Fixed	25,542	April 2023
Westin San Diego Downtown	3.94%	Fixed	58,600	April 2023
Courtyard New York Manhattan / Midtown East	4.40%	Fixed	77,882	August 2024
Worthington Renaissance Fort Worth Hotel	3.66%	Fixed	77,453	May 2025
JW Marriott Denver Cherry Creek	4.33%	Fixed	58,789	July 2025
Westin Boston Seaport District	4.36%	Fixed	182,755	November 2025
Unamortized debt issuance costs			(1,853)
Total mortgage and other debt, net of unamortized debt issuance costs			578,651

Unsecured term loan	LIBOR + 2.40% (2)	Variable	350,000	July 2024
Unsecured term loan	LIBOR + 2.40% (3)	Fixed	50,000	October 2023
Unamortized debt issuance costs			(1,428)
Unsecured term loans, net of unamortized debt issuance costs			398,572

Senior unsecured credit facility	LIBOR + 2.55% (4)	Variable	90,000	July 2023 (5)

Total debt, net of unamortized debt issuance costs			$1,067,223
Weighted-average interest rate of fixed rate debt	4.25%
Total weighted-average interest rate	3.88%
(1)LIBOR is subject to a floor of 1.0%.
(2)    The Company entered into an interest rate swap agreement in July 2019 to fix LIBOR at 1.70% for $175 million of the term loan through July 2024. LIBOR is subject to a floor of 0.25%.
(3)    The Company entered into an interest rate swap agreement in January 2019 to fix LIBOR at 2.41% through October 2023.
(4)    LIBOR is subject to a floor of 0.25%.
(5)    May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

	Monthly Operating Statistics (1)
	Number of Rooms	ADR			Occupancy			RevPAR
		October 2021	October 2020	B/(W) 2020	October 2021	October 2020	B/(W) 2020	October 2021	October 2020	B/(W) 2020

Total - 32 Hotels	9,349	$267.90	$211.45	26.7%	66.7%	28.3%	38.4%	$178.63	$59.85	198.5%

Resorts - 15 Hotels	2,686	$385.55	$297.65	29.5%	64.7%	46.0%	18.7%	$249.28	$136.78	82.2%

	Number of Rooms	October 2021	October 2019	B/(W) 2019	October 2021	October 2019	B/(W) 2019	October 2021	October 2019	B/(W) 2019

Total - 32 Hotels	9,349	$267.90	$263.80	1.6%	66.7%	81.5%	(14.8)%	$178.63	$215.02	(16.9)%

Resorts - 15 Hotels	2,686	$385.55	$277.19	39.1%	64.7%	70.2%	(5.5)%	$249.28	$194.66	28.1%

	Number of Rooms	November 2021	November 2020	B/(W) 2020	November 2021	November 2020	B/(W) 2020	November 2021	November 2020	B/(W) 2020

Total - 32 Hotels	9,349	$238.98	$200.72	19.1%	60.2%	20.6%	39.6%	$143.93	$41.40	247.7%

Resorts - 15 Hotels	2,686	$343.61	$275.94	24.5%	59.9%	35.5%	24.4%	$205.89	$97.92	110.3%

	Number of Rooms	November 2021	November 2019	B/(W) 2019	November 2021	November 2019	B/(W) 2019	November 2021	November 2019	B/(W) 2019

Total - 32 Hotels	9,349	$238.98	$227.12	5.2%	60.2%	75.2%	(15.0)%	$143.93	$170.76	(15.7)%

Resorts - 15 Hotels	2,686	$343.61	$249.71	37.6%	59.9%	69.9%	(10.0)%	$205.89	$174.48	18.0%

	Number of Rooms	December 2021	December 2020	B/(W) 2020	December 2021	December 2020	B/(W) 2020	December 2021	December 2020	B/(W) 2020

Total - 32 Hotels	9,349	$271.21	$210.58	28.8%	56.3%	22.2%	34.1%	$152.56	$46.73	226.5%

Resorts - 15 Hotels	2,686	$411.23	$297.37	38.3%	64.1%	37.9%	26.2%	$263.42	$112.59	134.0%

	Number of Rooms	December 2021	December 2019	B/(W) 2019	December 2021	December 2019	B/(W) 2019	December 2021	December 2019	B/(W) 2019

Total - 32 Hotels	9,349	$271.21	$229.47	18.2%	56.3%	68.7%	(12.4)%	$152.56	$157.69	(3.3)%

Resorts - 15 Hotels	2,686	$411.23	$295.62	39.1%	64.1%	67.2%	(3.1)%	$263.42	$198.70	32.6%

(1) All periods presented include the pre-acquisition operating results of the three hotels acquired in 2021 and exclude the two hotels sold in 2021.

	Operating Statistics – Fourth Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		4Q 2021	4Q 2020	B/(W) 2020	4Q 2021	4Q 2020	B/(W) 2020	4Q 2021	4Q 2020	B/(W) 2020

Atlanta Marriott Alpharetta	318	$127.04	$92.73	37.0%	43.9%	16.1%	27.8%	$55.71	$14.95	272.6%
Bethesda Marriott Suites	272	$118.24	$104.53	13.1%	46.3%	17.5%	28.8%	$54.70	$18.28	199.2%
Bourbon Orleans Hotel	218	$240.42	$—	100.0%	54.9%	—%	54.9%	$132.04	$—	100.0%
Cavallo Point, The Lodge at the Golden Gate	142	$688.59	$545.66	26.2%	58.1%	26.1%	32.0%	$400.33	$142.43	181.1%
Chicago Marriott Downtown Magnificent Mile	1,200	$201.94	$132.34	52.6%	49.2%	6.9%	42.3%	$99.41	$9.13	988.8%
Courtyard Denver Downtown	177	$167.00	$96.36	73.3%	61.5%	28.6%	32.9%	$102.73	$27.60	272.2%
Courtyard New York Manhattan/Fifth Avenue	189	$251.62	$—	100.0%	94.1%	—%	94.1%	$236.81	$—	100.0%
Courtyard New York Manhattan/Midtown East	321	$285.50	$118.55	140.8%	81.3%	31.6%	49.7%	$232.12	$37.40	520.6%
Havana Cabana Key West	106	$290.90	$183.60	58.4%	87.5%	73.9%	13.6%	$254.45	$135.65	87.6%
Henderson Beach Resort (1)	216	$437.94	$243.42	79.9%	55.9%	27.6%	28.3%	$244.88	$67.22	264.3%
Henderson Park Inn	37	$530.83	$433.09	22.6%	76.6%	81.5%	(4.9)%	$406.38	$353.06	15.1%
Hilton Boston Downtown/Faneuil Hall	403	$225.47	$128.66	75.2%	81.8%	16.1%	65.7%	$184.42	$20.71	790.5%
Hilton Burlington Lake Champlain	258	$253.04	$165.57	52.8%	64.9%	25.4%	39.5%	$164.34	$42.13	290.1%
Hilton Garden Inn New York/Times Square Central	282	$252.83	$—	100.0%	95.0%	—%	95.0%	$240.11	$—	100.0%
Hotel Emblem San Francisco	96	$168.26	$140.34	19.9%	62.8%	12.3%	50.5%	$105.66	$17.27	511.8%
Hotel Palomar Phoenix	242	$197.76	$135.59	45.9%	68.2%	36.4%	31.8%	$134.95	$49.30	173.7%
JW Marriott Denver Cherry Creek	199	$272.93	$205.28	33.0%	69.6%	33.9%	35.7%	$190.06	$69.55	173.3%
Kimpton Shorebreak Resort	157	$277.50	$221.69	25.2%	69.6%	46.6%	23.0%	$193.06	$103.40	86.7%
L'Auberge de Sedona	88	$1,120.22	$867.12	29.2%	77.4%	79.5%	(2.1)%	$867.42	$689.44	25.8%
Margaritaville Beach House Key West	186	$386.14	$245.65	57.2%	83.0%	47.6%	35.4%	$320.61	$116.92	174.2%
Orchards Inn Sedona	70	$350.14	$284.85	22.9%	77.6%	67.8%	9.8%	$271.58	$193.25	40.5%
Renaissance Charleston Historic District Hotel	167	$332.51	$197.41	68.4%	88.2%	64.8%	23.4%	$293.43	$127.92	129.4%
Salt Lake City Marriott Downtown at City Creek	510	$157.49	$103.83	51.7%	43.4%	23.3%	20.1%	$68.33	$24.20	182.4%
The Gwen Hotel	311	$265.16	$167.49	58.3%	71.0%	17.7%	53.3%	$188.28	$29.70	533.9%
The Hythe Vail, a Luxury Collection Resort	344	$480.03	$315.63	52.1%	43.0%	32.7%	10.3%	$206.53	$103.22	100.1%
The Landing Lake Tahoe Resort & Spa	82	$472.96	$329.56	43.5%	29.9%	53.6%	(23.7)%	$141.19	$176.70	(20.1)%
The Lodge at Sonoma Resort	182	$396.54	$235.20	68.6%	66.7%	27.2%	39.5%	$264.58	$64.02	313.3%
Westin Boston Waterfront	793	$224.12	$128.55	74.3%	62.5%	12.6%	49.9%	$140.09	$16.18	765.8%
Westin Fort Lauderdale Beach Resort	433	$257.68	$174.35	47.8%	60.7%	38.8%	21.9%	$156.33	$67.70	130.9%
Westin San Diego Downtown	436	$163.59	$135.51	20.7%	56.1%	25.4%	30.7%	$91.76	$34.42	166.6%
Westin Washington D.C. City Center	410	$171.38	$119.32	43.6%	40.5%	7.7%	32.8%	$69.43	$9.17	657.1%
Worthington Renaissance Fort Worth Hotel	504	$172.91	$143.19	20.8%	60.6%	33.5%	27.1%	$104.70	$47.97	118.3%
Comparable Total (2)	9,349	$259.63	$208.13	24.7%	61.1%	23.7%	37.4%	$158.53	$49.41	220.8%

Resorts - 15 Hotels	2,686	$381.70	$290.80	31.3%	63.9%	39.3%	24.6%	$244.05	$114.19	113.7%
(1) Hotel was acquired on December 23, 2021. Amounts reflect the operating results for the period from December 23, 2021 to December 31, 2021 and December 23, 2020 to December 31, 2020.
(2) Amounts include the pre-acquisition operating results of the three hotels acquired in 2021 and exclude the two hotels sold in 2021.

	Operating Statistics – Fourth Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		4Q 2021	4Q 2019	B/(W) 2019	4Q 2021	4Q 2019	B/(W) 2019	4Q 2021	4Q 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$127.04	$160.31	(20.8)%	43.9%	65.9%	(22.0)%	$55.71	$105.72	(47.3)%
Bethesda Marriott Suites	272	$118.24	$171.89	(31.2)%	46.3%	71.4%	(25.1)%	$54.70	$122.69	(55.4)%
Bourbon Orleans Hotel	218	$240.42	$224.82	6.9%	54.9%	80.5%	(25.6)%	$132.04	$181.06	(27.1)%
Cavallo Point, The Lodge at the Golden Gate	142	$688.59	$490.30	40.4%	58.1%	63.5%	(5.4)%	$400.33	$311.28	28.6%
Chicago Marriott Downtown Magnificent Mile	1,200	$201.94	$231.59	(12.8)%	49.2%	74.0%	(24.8)%	$99.41	$171.27	(42.0)%
Courtyard Denver Downtown	177	$167.00	$189.47	(11.9)%	61.5%	70.7%	(9.2)%	$102.73	$133.97	(23.3)%
Courtyard New York Manhattan/Fifth Avenue	189	$251.62	$289.47	(13.1)%	94.1%	92.1%	2.0%	$236.81	$266.52	(11.1)%
Courtyard New York Manhattan/Midtown East	321	$285.50	$310.44	(8.0)%	81.3%	97.5%	(16.2)%	$232.12	$302.61	(23.3)%
Havana Cabana Key West	106	$290.90	$212.18	37.1%	87.5%	88.1%	(0.6)%	$254.45	$186.96	36.1%
Henderson Beach Resort (1)	216	$437.94	$212.53	106.1%	55.9%	27.0%	28.9%	$244.88	$57.37	326.8%
Henderson Park Inn	37	$530.83	$397.77	33.5%	76.6%	65.7%	10.9%	$406.38	$261.29	55.5%
Hilton Boston Downtown/Faneuil Hall	403	$225.47	$278.31	(19.0)%	81.8%	87.3%	(5.5)%	$184.42	$243.07	(24.1)%
Hilton Burlington Lake Champlain	258	$253.04	$181.60	39.3%	64.9%	79.2%	(14.3)%	$164.34	$143.81	14.3%
Hilton Garden Inn New York/Times Square Central	282	$252.83	$311.91	(18.9)%	95.0%	99.1%	(4.1)%	$240.11	$309.21	(22.3)%
Hotel Emblem San Francisco	96	$168.26	$244.13	(31.1)%	62.8%	84.0%	(21.2)%	$105.66	$204.96	(48.4)%
Hotel Palomar Phoenix	242	$197.76	$192.45	2.8%	68.2%	82.8%	(14.6)%	$134.95	$159.40	(15.3)%
JW Marriott Denver Cherry Creek	199	$272.93	$239.49	14.0%	69.6%	77.0%	(7.4)%	$190.06	$184.42	3.1%
Kimpton Shorebreak Resort	157	$277.50	$229.55	20.9%	69.6%	68.2%	1.4%	$193.06	$156.62	23.3%
L'Auberge de Sedona	88	$1,120.22	$724.32	54.7%	77.4%	76.5%	0.9%	$867.42	$553.98	56.6%
Margaritaville Beach House Key West	186	$386.14	$262.62	47.0%	83.0%	57.9%	25.1%	$320.61	$152.03	110.9%
Orchards Inn Sedona	70	$350.14	$268.22	30.5%	77.6%	69.4%	8.2%	$271.58	$186.13	45.9%
Renaissance Charleston Historic District Hotel	167	$332.51	$272.57	22.0%	88.2%	85.0%	3.2%	$293.43	$231.57	26.7%
Salt Lake City Marriott Downtown at City Creek	510	$157.49	$168.38	(6.5)%	43.4%	65.5%	(22.1)%	$68.33	$110.37	(38.1)%
The Gwen Hotel	311	$265.16	$265.22	—%	71.0%	83.9%	(12.9)%	$188.28	$222.61	(15.4)%
The Hythe Vail, a Luxury Collection Resort	344	$480.03	$342.90	40.0%	43.0%	51.5%	(8.5)%	$206.53	$176.63	16.9%
The Landing Lake Tahoe Resort & Spa	82	$472.96	$327.30	44.5%	29.9%	50.9%	(21.0)%	$141.19	$166.60	(15.3)%
The Lodge at Sonoma Resort	182	$396.54	$302.54	31.1%	66.7%	71.9%	(5.2)%	$264.58	$217.47	21.7%
Westin Boston Waterfront	793	$224.12	$244.57	(8.4)%	62.5%	74.6%	(12.1)%	$140.09	$182.36	(23.2)%
Westin Fort Lauderdale Beach Resort	433	$257.68	$197.38	30.6%	60.7%	84.2%	(23.5)%	$156.33	$166.20	(5.9)%
Westin San Diego Downtown	436	$163.59	$175.45	(6.8)%	56.1%	69.9%	(13.8)%	$91.76	$122.63	(25.2)%
Westin Washington D.C. City Center	410	$171.38	$205.91	(16.8)%	40.5%	84.4%	(43.9)%	$69.43	$173.78	(60.0)%
Worthington Renaissance Fort Worth Hotel	504	$172.91	$185.65	(6.9)%	60.6%	71.8%	(11.2)%	$104.70	$133.25	(21.4)%
Comparable Total (2)	9,349	$259.63	$241.25	7.6%	61.1%	75.1%	(14.0)%	$158.53	$181.27	(12.5)%

Resorts - 15 Hotels	2,686	$381.70	$275.66	38.5%	63.9%	71.5%	(7.6)%	$244.05	$197.03	23.9%
(1) Hotel was acquired on December 23, 2021. Amounts reflect the operating results for the period from December 23, 2021 to December 31, 2021 and December 23, 2019 to December 31, 2019.
(2) Comparable total includes the pre-acquisition operating results of the three hotels acquired in 2021 and excludes the two hotels sold in 2021.

	Operating Statistics – Year to Date
	Number of Rooms	ADR			Occupancy			RevPAR
		YTD 2021	YTD 2020	B/(W) 2020	YTD 2021	YTD 2020	B/(W) 2020	YTD 2021	YTD 2020	B/(W) 2020

Atlanta Marriott Alpharetta	318	$113.77	$142.88	(20.4)%	44.9%	21.9%	23.0%	$51.14	$31.24	63.7%
Bethesda Marriott Suites	272	$113.93	$141.72	(19.6)%	34.6%	22.0%	12.6%	$39.37	$31.25	26.0%
Bourbon Orleans Hotel (1)	218	$219.19	$—	100.0%	55.3%	—%	55.3%	$121.25	$—	100.0%
Cavallo Point, The Lodge at the Golden Gate	142	$652.13	$489.27	33.3%	45.5%	24.8%	20.7%	$296.95	$121.25	144.9%
Chicago Marriott Downtown Magnificent Mile	1,200	$197.29	$159.81	23.5%	31.2%	12.9%	18.3%	$61.53	$20.58	199.0%
Courtyard Denver Downtown	177	$156.54	$130.23	20.2%	60.0%	27.4%	32.6%	$93.99	$35.74	163.0%
Courtyard New York Manhattan/Fifth Avenue	189	$211.93	$206.17	2.8%	54.3%	15.3%	39.0%	$115.08	$31.57	264.5%
Courtyard New York Manhattan/Midtown East	321	$201.68	$145.67	38.4%	76.9%	55.6%	21.3%	$155.12	$80.98	91.6%
Havana Cabana Key West	106	$285.74	$209.96	36.1%	90.2%	60.1%	30.1%	$257.78	$126.27	104.1%
Henderson Park Resort (2)	216	$437.94	$243.42	79.9%	55.9%	27.6%	28.3%	$244.88	$67.22	264.3%
Henderson Park Inn (3)	37	$575.63	$486.33	18.4%	82.8%	84.4%	(1.6)%	$476.67	$410.38	16.2%
Hilton Boston Downtown/Faneuil Hall	403	$204.39	$174.04	17.4%	60.2%	23.5%	36.7%	$122.97	$40.82	201.2%
Hilton Burlington Lake Champlain	258	$236.55	$154.13	53.5%	60.8%	21.8%	39.0%	$143.78	$33.65	327.3%
Hilton Garden Inn New York/Times Square Central	282	$204.33	$154.35	32.4%	57.0%	19.1%	37.9%	$116.51	$29.54	294.4%
Hotel Emblem San Francisco	96	$158.29	$222.62	(28.9)%	44.5%	23.5%	21.0%	$70.38	$52.42	34.3%
Hotel Palomar Phoenix	242	$169.73	$179.93	(5.7)%	58.8%	35.0%	23.8%	$99.73	$62.97	58.4%
JW Marriott Denver Cherry Creek	199	$261.17	$215.70	21.1%	63.9%	34.1%	29.8%	$166.79	$73.63	126.5%
Kimpton Shorebreak Resort	157	$311.01	$234.09	32.9%	66.9%	52.6%	14.3%	$208.15	$123.14	69.0%
L'Auberge de Sedona	88	$920.04	$672.88	36.7%	80.0%	64.2%	15.8%	$736.34	$432.27	70.3%
Margaritaville Beach House Key West	186	$384.58	$272.86	40.9%	84.6%	43.6%	41.0%	$325.51	$118.88	173.8%
Orchards Inn Sedona	70	$304.71	$231.35	31.7%	71.8%	50.5%	21.3%	$218.91	$116.87	87.3%
Renaissance Charleston Historic District Hotel	167	$308.52	$203.60	51.5%	81.5%	47.5%	34.0%	$251.36	$96.79	159.7%
Salt Lake City Marriott Downtown at City Creek	510	$145.42	$144.88	0.4%	43.3%	23.0%	20.3%	$63.04	$33.33	89.1%
The Gwen Hotel	311	$251.51	$189.46	32.8%	54.3%	25.5%	28.8%	$136.68	$48.29	183.0%
The Hythe Vail, a Luxury Collection Resort	344	$356.33	$354.89	0.4%	45.2%	33.7%	11.5%	$161.20	$119.48	34.9%
The Landing Lake Tahoe Resort & Spa	82	$484.40	$384.80	25.9%	45.0%	49.7%	(4.7)%	$217.76	$191.20	13.9%
The Lodge at Sonoma Resort	182	$360.12	$239.40	50.4%	59.2%	29.2%	30.0%	$213.28	$69.95	204.9%
Westin Boston Waterfront	793	$196.14	$182.76	7.3%	44.6%	19.0%	25.6%	$87.51	$34.73	152.0%
Westin Fort Lauderdale Beach Resort	433	$242.16	$212.84	13.8%	60.3%	41.8%	18.5%	$146.01	$88.96	64.1%
Westin San Diego Downtown	436	$159.11	$168.15	(5.4)%	52.5%	35.7%	16.8%	$83.49	$60.04	39.1%
Westin Washington D.C. City Center	410	$150.37	$176.61	(14.9)%	29.5%	19.6%	9.9%	$44.34	$34.65	28.0%
Worthington Renaissance Fort Worth Hotel	504	$155.68	$168.14	(7.4)%	53.6%	29.9%	23.7%	$83.37	$50.31	65.7%
Comparable Total (4)	9,349	$243.71	$216.83	12.4%	51.2%	28.2%	23.0%	$124.74	$61.19	103.9%

Resorts - 15 Hotels	2,686	$353.06	$288.03	22.6%	62.9%	38.5%	24.4%	$222.09	$110.81	100.4%
(1) Hotel was acquired on July 29, 2021. Amounts reflect the operating results for the period from July 29, 2021 to December 31, 2021 and July 29, 2020 to December 31, 2020.
(2) Hotel was acquired on December 23, 2021. Amounts reflect the operating results for the period from December 23, 2021 to December 31, 2021 and December 23, 2020 to December 31, 2020.
(3) Hotel was acquired on July 30, 2021. Amounts reflect the operating results for the period from July 30, 2021 to December 31, 2021 and July 30, 2020 to December 31, 2020.
(4) Comparable total includes the pre-acquisition operating results of the three hotels acquired in 2021 and excludes the two hotels sold in 2021.

	Operating Statistics – Year to Date
	Number of Rooms	ADR			Occupancy			RevPAR
		YTD 2021	YTD 2019	B/(W) 2019	YTD 2021	YTD 2019	B/(W) 2019	YTD 2021	YTD 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$113.77	$165.41	(31.2)%	44.9%	71.0%	(26.1)%	$51.14	$117.46	(56.5)%
Bethesda Marriott Suites	272	$113.93	$175.72	(35.2)%	34.6%	72.6%	(38.0)%	$39.37	$127.58	(69.1)%
Bourbon Orleans Hotel (1)	218	$219.19	$211.19	3.8%	55.3%	79.2%	(23.9)%	$121.25	$167.23	(27.5)%
Cavallo Point, The Lodge at the Golden Gate	142	$652.13	$466.43	39.8%	45.5%	64.8%	(19.3)%	$296.95	$302.02	(1.7)%
Chicago Marriott Downtown Magnificent Mile	1,200	$197.29	$227.32	(13.2)%	31.2%	73.0%	(41.8)%	$61.53	$165.98	(62.9)%
Courtyard Denver Downtown	177	$156.54	$198.23	(21.0)%	60.0%	78.4%	(18.4)%	$93.99	$155.50	(39.6)%
Courtyard New York Manhattan/Fifth Avenue	189	$211.93	$259.33	(18.3)%	54.3%	88.1%	(33.8)%	$115.08	$228.35	(49.6)%
Courtyard New York Manhattan/Midtown East	321	$201.68	$261.60	(22.9)%	76.9%	96.1%	(19.2)%	$155.12	$251.32	(38.3)%
Havana Cabana Key West	106	$285.74	$210.68	35.6%	90.2%	89.7%	0.5%	$257.78	$189.07	36.3%
Henderson Beach Resort (2)	216	$437.94	$212.53	106.1%	55.9%	27.0%	28.9%	$244.88	$57.37	326.8%
Henderson Park Inn (3)	37	$575.63	$448.08	28.5%	82.8%	73.4%	9.4%	$476.67	$329.12	44.8%
Hilton Boston Downtown/Faneuil Hall	403	$204.39	$301.21	(32.1)%	60.2%	88.5%	(28.3)%	$122.97	$266.64	(53.9)%
Hilton Burlington Lake Champlain	258	$236.55	$190.61	24.1%	60.8%	81.1%	(20.3)%	$143.78	$154.50	(6.9)%
Hilton Garden Inn New York/Times Square Central	282	$204.33	$255.13	(19.9)%	57.0%	98.6%	(41.6)%	$116.51	$251.68	(53.7)%
Hotel Emblem San Francisco	96	$158.29	$241.09	(34.3)%	44.5%	80.2%	(35.7)%	$70.38	$193.28	(63.6)%
Hotel Palomar Phoenix	242	$169.73	$187.43	(9.4)%	58.8%	82.7%	(23.9)%	$99.73	$155.00	(35.7)%
JW Marriott Denver Cherry Creek	199	$261.17	$253.48	3.0%	63.9%	72.4%	(8.5)%	$166.79	$183.45	(9.1)%
Kimpton Shorebreak Resort	157	$311.01	$259.74	19.7%	66.9%	76.0%	(9.1)%	$208.15	$197.50	5.4%
L'Auberge de Sedona	88	$920.04	$627.73	46.6%	80.0%	78.1%	1.9%	$736.34	$489.99	50.3%
Margaritaville Beach House Key West	186	$384.58	$260.28	47.8%	84.6%	74.8%	9.8%	$325.51	$194.70	67.2%
Orchards Inn Sedona	70	$304.71	$249.86	22.0%	71.8%	75.6%	(3.8)%	$218.91	$188.99	15.8%
Renaissance Charleston Historic District Hotel	167	$308.52	$263.88	16.9%	81.5%	84.2%	(2.7)%	$251.36	$222.23	13.1%
Salt Lake City Marriott Downtown at City Creek	510	$145.42	$172.21	(15.6)%	43.3%	68.5%	(25.2)%	$63.04	$117.88	(46.5)%
The Gwen Hotel	311	$251.51	$258.98	(2.9)%	54.3%	83.5%	(29.2)%	$136.68	$216.13	(36.8)%
The Hythe Vail, a Luxury Collection Resort	344	$356.33	$307.45	15.9%	45.2%	62.1%	(16.9)%	$161.20	$190.86	(15.5)%
The Landing Lake Tahoe Resort & Spa	82	$484.40	$322.45	50.2%	45.0%	61.7%	(16.7)%	$217.76	$198.80	9.5%
The Lodge at Sonoma Resort	182	$360.12	$308.37	16.8%	59.2%	73.7%	(14.5)%	$213.28	$227.27	(6.2)%
Westin Boston Waterfront	793	$196.14	$249.76	(21.5)%	44.6%	77.4%	(32.8)%	$87.51	$193.34	(54.7)%
Westin Fort Lauderdale Beach Resort	433	$242.16	$202.58	19.5%	60.3%	82.4%	(22.1)%	$146.01	$166.99	(12.6)%
Westin San Diego Downtown	436	$159.11	$190.09	(16.3)%	52.5%	79.0%	(26.5)%	$83.49	$150.12	(44.4)%
Westin Washington D.C. City Center	410	$150.37	$206.61	(27.2)%	29.5%	86.3%	(56.8)%	$44.34	$178.26	(75.1)%
Worthington Renaissance Fort Worth Hotel	504	$155.68	$186.10	(16.3)%	53.6%	74.5%	(20.9)%	$83.37	$138.67	(39.9)%
Comparable Total (4)	9,349	$243.71	$238.10	2.4%	51.2%	77.7%	(26.5)%	$124.74	$184.95	(32.6)%

Resorts - 15 Hotels	2,686	$353.06	$273.02	29.3%	62.9%	75.5%	(12.6)%	$222.09	$206.20	7.7%
(1) Hotel was acquired on July 29, 2021. Amounts reflect the operating results for the period from July 29, 2021 to December 31, 2021 and July 29, 2019 to December 31, 2019.
(2) Hotel was acquired on December 23, 2021. Amounts reflect the operating results for the period from December 23, 2021 to December 31, 2021 and December 23, 2019 to December 31, 2019.
(3) Hotel was acquired on July 30, 2021. Amounts reflect the operating results for the period from July 30, 2021 to December 31, 2021 and July 30, 2019 to December 31, 2019.
(4) Comparable total includes the pre-acquisition operating results of the two hotels acquired in 2021 and excludes the two hotels sold in 2021.

Hotel Adjusted EBITDA Reconciliation
		Fourth Quarter 2021
	Days of Operation		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel Adjusted EBITDA
		Total Revenues		Depreciation	Interest Expense	Adjustments (1)
Atlanta Marriott Alpharetta	92	$2,466	$472	$337	$—	$—	$809
Bethesda Marriott Suites	92	$1,778	$(2,224)	$546	$—	$1,489	$(189)
Bourbon Orleans Hotel	92	$3,306	$361	$807	$—	$7	$1,175
Cavallo Point, The Lodge at the Golden Gate	92	$11,833	$1,756	$1,884	$—	$94	$3,734
Chicago Marriott Downtown Magnificent Mile	92	$16,085	$(2,764)	$4,063	$6	$(397)	$908
Courtyard Denver Downtown	92	$1,995	$298	$377	$—	$—	$675
Courtyard New York Manhattan/Fifth Avenue	92	$4,232	$(575)	$331	$—	$253	$9
Courtyard New York Manhattan/Midtown East	92	$7,077	$174	$501	$929	$—	$1,604
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	92	$3,288	$1,039	$268	$—	$—	$1,307
Henderson Beach Resort	9	$788	$212	$—	$—	$—	$212
Henderson Park Inn	92	$1,864	$414	$214	$—	$—	$628
Hilton Boston Downtown/Faneuil Hall	92	$7,600	$1,160	$1,057	$—	$—	$2,217
Hilton Burlington Lake Champlain	92	$4,703	$1,156	$569	$—	$—	$1,725
Hilton Garden Inn New York/Times Square Central	92	$6,391	$650	$641	$—	$—	$1,291
Hotel Emblem San Francisco	92	$1,172	$(409)	$307	$—	$—	$(102)
Hotel Palomar Phoenix	92	$5,303	$716	$671	$—	$282	$1,669
JW Marriott Denver Cherry Creek	92	$5,683	$(226)	$786	$661	$5	$1,226
Kimpton Shorebreak Resort	92	$4,248	$673	$410	$—	$—	$1,083
L'Auberge de Sedona	92	$9,894	$2,886	$417	$—	$—	$3,303
Margaritaville Beach House Key West	92	$6,697	$1,797	$745	$—	$—	$2,542
Orchards Inn Sedona	92	$2,793	$762	$86	$—	$42	$890
Renaissance Charleston Historic District Hotel	92	$5,638	$1,787	$460	$—	$—	$2,247
Salt Lake City Marriott Downtown at City Creek	92	$4,861	$13	$508	$513	$11	$1,045
The Gwen Hotel	92	$7,860	$(1,111)	$1,088	$—	$—	$(23)
The Hythe Vail, a Luxury Collection Resort	92	$8,210	$(2)	$1,144	$—	$—	$1,142
The Landing Lake Tahoe Resort & Spa	92	$1,816	$578	$428	$—	$—	$1,006
The Lexington Hotel	—	$—	$(12)	$—	$—	$—	$(12)
The Lodge at Sonoma Resort	92	$6,857	$754	$624	$268	$—	$1,646
Westin Boston Seaport District	92	$15,547	$(2,344)	$2,490	$2,083	$(122)	$2,107
Westin Fort Lauderdale Beach Resort	92	$13,144	$1,848	$1,083	$—	$—	$2,931
Westin San Diego Downtown	92	$4,904	$(398)	$801	$600	$—	$1,003
Westin Washington D.C. City Center	92	$3,289	$(1,902)	$1,003	$611	$—	$(288)
Worthington Renaissance Fort Worth Hotel	92	$8,612	$1,287	$1,108	$748	$2	$3,145
Total		$189,934	$8,826	$25,754	$6,419	$1,666	$42,668
Prior Ownership Results (2)		$6,867	$(647)	$1,076	$—	$—	$429
Less: Sold Hotels (3)		$—	$12	$—	$—	$—	$12
Comparable Total		$196,801	$8,191	$26,830	$6,419	$1,666	$43,109
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)     Amounts represent the pre-acquisition operating results of the Henderson Beach Resort from October 1, 2021 to December 22, 2021.
(3)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Hotel Adjusted EBITDA Reconciliation
	Fourth Quarter 2020
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	92	$534	$(782)	$355	$—	$—	$(427)
Bethesda Marriott Suites	92	$526	$(2,668)	$518	$—	$1,503	$(647)
Cavallo Point, The Lodge at the Golden Gate	92	$3,876	$(1,968)	$1,839	$—	$94	$(35)
Chicago Marriott Downtown Magnificent Mile	92	$1,520	$(3,966)	$4,122	$79	$(397)	$(162)
Courtyard Denver Downtown	92	$600	$(543)	$376	$—	$—	$(167)
Courtyard New York Manhattan/Fifth Avenue	—	$45	$(1,909)	$330	$—	$253	$(1,326)
Courtyard New York Manhattan/Midtown East	92	$1,122	$(3,483)	$473	$948	$—	$(2,062)
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	92	$1,920	$199	$266	$—	$—	$465
Hilton Boston Downtown/Faneuil Hall	92	$1,178	$(2,228)	$1,200	$—	$—	$(1,028)
Hilton Burlington Lake Champlain	92	$928	$(700)	$638	$—	$—	$(62)
Hilton Garden Inn New York/Times Square Central	—	$(104)	$(2,347)	$844	$—	$—	$(1,503)
Hotel Emblem San Francisco	92	$184	$(858)	$309	$—	$—	$(549)
Hotel Palomar Phoenix	92	$1,845	$(899)	$672	$28	$286	$87
JW Marriott Denver Cherry Creek	92	$2,247	$(1,734)	$789	$675	$6	$(264)
Kimpton Shorebreak Resort	92	$2,216	$(109)	$410	$—	$—	$301
L'Auberge de Sedona	92	$7,897	$2,856	$646	$—	$—	$3,502
Margaritaville Beach House Key West	92	$2,624	$391	$171	$—	$—	$562
Orchards Inn Sedona	92	$1,749	$529	$85	$—	$42	$656
Renaissance Charleston Historic District Hotel	92	$2,301	$115	$460	$—	$—	$575
Salt Lake City Marriott Downtown at City Creek	92	$1,623	$(1,345)	$548	$533	$—	$(264)
The Gwen Hotel	92	$1,320	$(1,625)	$1,097	$—	$—	$(528)
The Hythe Vail, a Luxury Collection Resort	92	$4,835	$(4)	$1,110	$—	$—	$1,106
The Landing Lake Tahoe Resort & Spa	92	$1,999	$(29)	$416	$—	$—	$387
The Lexington Hotel	—	$73	$(5,060)	$1,977	$6	$8	$(3,069)
The Lodge at Sonoma Resort	92	$2,005	$(1,414)	$507	$273	$—	$(634)
Westin Boston Seaport District	92	$2,269	$(5,260)	$2,552	$2,128	$(60)	$(640)
Westin Fort Lauderdale Beach Resort	92	$6,041	$(1,051)	$1,074	$—	$—	$23
Westin San Diego Downtown	92	$1,701	$(2,348)	$1,076	$617	$—	$(655)
Westin Washington D.C. City Center	92	$409	$(2,971)	$1,319	$635	$—	$(1,017)
Worthington Renaissance Fort Worth Hotel	92	$3,564	$(2,126)	$1,140	$765	$2	$(219)
Total		$59,047	$(43,337)	$27,319	$6,687	$1,737	$(7,595)
Add: Prior Ownership Results (2)		$7,477	$(1,628)	$1,639	$—	$—	$11
Less: Sold Hotels (3)		$(73)	$5,060	$(1,977)	$(6)	$(8)	$3,069
Comparable Total		$66,451	$(39,905)	$26,981	$6,681	$1,729	$(4,515)
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)     Amounts represent the pre-acquisition operating results of the Bourbon Orleans Hotel, Henderson Park Inn and Henderson Beach Resort from October 1, 2020 to December 31, 2020.
(3)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Hotel Adjusted EBITDA Reconciliation
	Fourth Quarter 2019
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	92	$4,627	$1,159	$407	$—	$—	$1,566
Bethesda Marriott Suites	92	$4,288	$(660)	$468	$—	$1,516	$1,324
Cavallo Point, The Lodge at the Golden Gate	92	$10,010	$924	$1,814	$—	$94	$2,832
Chicago Marriott Downtown Magnificent Mile	92	$29,038	$4,750	$4,248	$5	$(397)	$8,606
Courtyard Denver Downtown	92	$2,425	$726	$325	$—	$—	$1,051
Courtyard New York Manhattan/Fifth Avenue	92	$4,770	$545	$451	$—	$253	$1,249
Courtyard New York Manhattan/Midtown East	92	$9,211	$1,385	$704	$965	$—	$3,054
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	92	$2,420	$412	$238	$—	$—	$650
Hilton Boston Downtown/Faneuil Hall	92	$10,002	$2,660	$1,223	$—	$—	$3,883
Hilton Burlington Lake Champlain	92	$4,542	$1,217	$501	$—	$—	$1,718
Hilton Garden Inn New York/Times Square Central	92	$8,153	$2,185	$840	$—	$—	$3,025
Hotel Emblem San Francisco	92	$2,254	$320	$285	$—	$—	$605
Hotel Palomar Phoenix	92	$6,693	$1,159	$681	$38	$293	$2,171
JW Marriott Denver Cherry Creek	92	$5,049	$(235)	$823	$688	$6	$1,282
Kimpton Shorebreak Resort	92	$3,661	$246	$439	$—	$40	$725
L'Auberge de Sedona	92	$7,610	$1,936	$594	$—	$—	$2,530
Margaritaville Beach House Key West	92	$2,989	$(177)	$534	$—	$—	$357
Orchards Inn Sedona	92	$1,840	$176	$238	$—	$42	$456
Renaissance Charleston Historic District Hotel	92	$4,172	$1,225	$423	$—	$(32)	$1,616
Salt Lake City Marriott Downtown at City Creek	92	$7,968	$1,676	$549	$603	$—	$2,828
The Gwen Hotel	92	$8,722	$1,156	$1,157	$—	$—	$2,313
The Hythe Vail, a Luxury Collection Resort	92	$8,139	$764	$1,098	$—	$—	$1,862
The Landing Lake Tahoe Resort & Spa	92	$1,904	$(176)	$411	$—	$—	$235
The Lexington Hotel	92	$21,013	$2,524	$3,610	$6	$8	$6,148
The Lodge at Sonoma Resort	92	$5,622	$537	$505	$279	$—	$1,321
Westin Boston Seaport District	92	$22,364	$796	$2,551	$2,171	$(60)	$5,458
Westin Fort Lauderdale Beach Resort	92	$12,746	$1,860	$1,634	$—	$—	$3,494
Westin San Diego Downtown	92	$7,227	$170	$1,151	$633	$—	$1,954
Westin Washington D.C. City Center	92	$8,004	$444	$1,370	$658	$—	$2,472
Worthington Renaissance Fort Worth Hotel	92	$10,056	$781	$1,033	$781	$2	$2,597
Total		$237,519	$30,485	$30,305	$6,827	$1,765	$69,416
Add: Prior Ownership Results (2)		$10,570	$(492)	$1,639	$—	$—	$1,147
Less: Sold Hotels (3)		$(21,013)	$(2,524)	$(3,610)	$(6)	$(8)	$(6,148)
Comparable Total		$227,076	$27,469	$28,334	$6,821	$1,757	$64,415
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)     Amounts represent the pre-acquisition operating results of the Bourbon Orleans Hotel, Henderson Park Inn and Henderson Beach Resort from October 1, 2019 to December 31, 2019.
(3)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Hotel Adjusted EBITDA Reconciliation
		Year to Date 2021
	Days of Operation	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Adjustments (1)	Equals: Hotel Adjusted EBITDA

Atlanta Marriott Alpharetta	365	$7,840	$164	$1,373	$—	$—	$1,537
Bethesda Marriott Suites	365	$4,897	$(9,707)	$2,116	$—	$5,976	$(1,615)
Bourbon Orleans Hotel	156	$4,951	$270	$1,350	$—	$11	$1,631
Cavallo Point, The Lodge at the Golden Gate	365	$33,511	$2,641	$7,583	$—	$375	$10,599
Chicago Marriott Downtown Magnificent Mile	263	$38,629	$(13,058)	$16,310	$59	$(1,589)	$1,722
Courtyard Denver Downtown	365	$7,036	$994	$1,512	$—	$—	$2,506
Courtyard New York Manhattan/Fifth Avenue	214	$8,212	$(4,759)	$1,317	$—	$1,014	$(2,428)
Courtyard New York Manhattan/Midtown East	365	$18,617	$(5,052)	$1,940	$3,716	$—	$604
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	365	$13,523	$5,028	$1,075	$—	$—	$6,103
Henderson Beach Resort	9	$788	$212	$—	$—	$—	$212
Henderson Park Inn	155	$3,677	$1,110	$365	$—	$—	$1,475
Hilton Boston Downtown/Faneuil Hall	365	$19,999	$(1,475)	$4,251	$—	$—	$2,776
Hilton Burlington Lake Champlain	365	$15,188	$3,342	$2,389	$—	$—	$5,731
Hilton Garden Inn New York/Times Square Central	243	$12,260	$(4,305)	$3,086	$—	$—	$(1,219)
Hotel Emblem San Francisco	365	$2,971	$(2,070)	$1,229	$—	$—	$(841)
Hotel Palomar Phoenix	365	$14,794	$(202)	$2,697	$—	$1,133	$3,628
JW Marriott Denver Cherry Creek	365	$19,613	$(1,045)	$3,137	$2,645	$19	$4,756
Kimpton Shorebreak Resort	365	$17,349	$4,092	$1,645	$—	$—	$5,737
L'Auberge de Sedona	365	$33,791	$10,696	$1,701	$—	$—	$12,397
Margaritaville Beach House Key West	365	$27,639	$10,845	$2,905	$—	$—	$13,750
Orchards Inn Sedona	365	$9,285	$2,664	$332	$—	$168	$3,164
Renaissance Charleston Historic District Hotel	365	$19,129	$5,806	$1,838	$—	$—	$7,644
Salt Lake City Marriott Downtown at City Creek	365	$16,356	$(194)	$2,064	$2,068	$32	$3,970
The Gwen Hotel	365	$23,517	$(2,022)	$4,361	$—	$—	$2,339
The Hythe Vail, a Luxury Collection Resort	365	$26,393	$3,210	$4,163	$—	$—	$7,373
The Landing Lake Tahoe Resort & Spa	365	$9,844	$2,745	$1,696	$—	$—	$4,441
The Lexington Hotel	—	$60	$(6,629)	$1,925	$13	$16	$(4,675)
The Lodge at Sonoma Resort	365	$21,478	$1,474	$2,253	$1,067	$—	$4,794
Westin Boston Seaport District	365	$37,211	$(18,188)	$10,097	$8,333	$(490)	$(248)
Westin Fort Lauderdale Beach Resort	365	$48,956	$8,144	$4,303	$—	$—	$12,447
Westin San Diego Downtown	365	$16,676	$(2,740)	$3,268	$2,406	$—	$2,934
Westin Washington D.C. City Center	365	$7,953	$(9,528)	$4,231	$2,459	$—	$(2,838)
Worthington Renaissance Fort Worth Hotel	365	$24,991	$(2,764)	$4,451	$2,995	$8	$4,690
Total		$567,134	$(20,301)	$102,963	$25,761	$6,673	$115,143
Add: Prior Ownership Results (2)		$44,664	$3,631	$5,617	$—	$—	$9,248
Less: Sold Hotels (2)		$(60)	$6,629	$(1,925)	$(13)	$(16)	$4,675
Comparable Total		$611,738	$(10,041)	$106,655	$25,748	$6,657	$129,066
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)     Amounts represent the pre-acquisition operating results of the Bourbon Orleans Hotel from January 1, 2021 to July 28, 2021, Henderson Park Inn from January 1, 2021 to July 29, 2021 and Henderson Beach Resort from January 1, 2021 to December 22, 2021.
(3)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2020
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	366	$5,227	$(1,965)	$1,446	$—	$—	$(519)
Bethesda Marriott Suites	366	$4,081	$(10,458)	$2,245	$—	$6,024	$(2,189)
Cavallo Point, The Lodge at the Golden Gate	267	$15,295	$(7,731)	$7,385	$—	$375	$29
Chicago Marriott Downtown Magnificent Mile	222	$15,979	$(29,941)	$16,681	$249	$(1,589)	$(14,600)
Courtyard Denver Downtown	293	$2,938	$(1,710)	$1,469	$—	$—	$(241)
Courtyard New York Manhattan/Fifth Avenue	86	$2,421	$(7,547)	$1,441	$—	$1,014	$(5,092)
Courtyard New York Manhattan/Midtown East	366	$9,792	$(10,092)	$2,251	$3,823	$—	$(4,018)
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	296	$6,752	$567	$1,065	$—	$—	$1,632
Hilton Boston Downtown/Faneuil Hall	236	$7,767	$(7,451)	$4,886	$—	$—	$(2,565)
Hilton Burlington Lake Champlain	259	$3,760	$(3,366)	$2,271	$—	$—	$(1,095)
Hilton Garden Inn New York/Times Square Central	88	$3,172	$(8,689)	$3,380	$—	$—	$(5,309)
Hotel Emblem San Francisco	271	$2,247	$(2,292)	$1,271	$—	$—	$(1,021)
Hotel Palomar Phoenix	284	$9,881	$(2,418)	$2,689	$144	$1,152	$1,567
JW Marriott Denver Cherry Creek	295	$8,291	$(6,934)	$2,912	$2,706	$24	$(1,292)
Kimpton Shorebreak Resort	366	$10,517	$534	$1,641	$—	$27	$2,202
L'Auberge de Sedona	366	$20,540	$3,819	$2,646	$—	$—	$6,465
Margaritaville Beach House Key West	296	$10,133	$(617)	$2,198	$—	$—	$1,581
Orchards Inn Sedona	321	$4,404	$142	$462	$—	$168	$772
Renaissance Charleston Historic District Hotel	328	$7,403	$(617)	$1,738	$—	$(85)	$1,036
Salt Lake City Marriott Downtown at City Creek	366	$10,289	$(3,869)	$2,211	$2,244	$—	$586
The Gwen Hotel	295	$8,192	$(7,415)	$4,424	$—	$—	$(2,991)
The Hythe Vail, a Luxury Collection Resort	282	$21,247	$469	$4,457	$—	$—	$4,926
The Landing Lake Tahoe Resort & Spa	292	$8,662	$874	$1,668	$—	$—	$2,542
The Lexington Hotel	88	$8,930	$(24,290)	$11,085	$25	$32	$(13,148)
The Lodge at Sonoma Resort	264	$7,939	$(5,573)	$1,882	$1,095	$—	$(2,596)
Westin Boston Seaport District	204	$19,820	$(24,453)	$10,314	$8,533	$(240)	$(5,846)
Westin Fort Lauderdale Beach Resort	366	$29,116	$608	$4,336	$—	$—	$4,944
Westin San Diego Downtown	366	$13,384	$(5,731)	$4,461	$2,478	$—	$1,208
Westin Washington D.C. City Center	366	$6,431	$(11,290)	$5,278	$2,560	$—	$(3,452)
Worthington Renaissance Fort Worth Hotel	366	$14,878	$(8,616)	$4,523	$3,067	$8	$(1,018)
Total		$299,488	$(186,052)	$114,716	$26,924	$6,910	$(37,502)
Add: Prior Ownership Results (2)		$34,095	$(3,652)	$6,554	$—	$—	$2,902
Less: Sold Hotels (3)		$(8,930)	$24,290	$(11,085)	$(25)	$(32)	$13,148
Comparable Total		$324,653	$(165,414)	$110,185	$26,899	$6,878	$(21,452)
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)     Amounts represent the pre-acquisition operating results of the Bourbon Orleans Hotel, Henderson Park Inn and Henderson Beach Resort from January 1, 2020 to December 31, 2020.
(3)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2019
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	365	$19,586	$5,050	$1,796	$—	$—	$6,846
Bethesda Marriott Suites	365	$17,339	$(2,691)	$1,890	$—	$6,068	$5,267
Cavallo Point, The Lodge at the Golden Gate	365	$40,610	$3,298	$7,371	$—	$315	$10,984
Chicago Marriott Downtown Magnificent Mile	365	$112,262	$16,876	$16,710	$116	$(1,589)	$32,113
Courtyard Denver Downtown	365	$11,306	$4,133	$1,206	$—	$—	$5,339
Courtyard New York Manhattan/Fifth Avenue	365	$16,187	$26	$1,781	$—	$1,014	$2,821
Courtyard New York Manhattan/Midtown East	365	$30,424	$1,315	$2,781	$3,856	$—	$7,952
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$8,799	$—	$—	$—	$8,799
Havana Cabana Key West	365	$9,771	$2,447	$979	$—	$—	$3,426
Hilton Boston Downtown/Faneuil Hall	365	$42,339	$11,784	$4,931	$—	$—	$16,715
Hilton Burlington Lake Champlain	365	$18,572	$5,134	$2,002	$—	$—	$7,136
Hilton Garden Inn New York/Times Square Central	365	$26,375	$3,916	$3,349	$—	$—	$7,265
Hotel Emblem San Francisco	365	$7,904	$643	$1,153	$—	$—	$1,796
Hotel Palomar Phoenix	365	$24,701	$3,478	$2,671	$154	$1,177	$7,480
JW Marriott Denver Cherry Creek	365	$19,429	$(1,179)	$2,798	$2,751	$24	$4,394
Kimpton Shorebreak Resort	365	$17,365	$3,832	$1,485	$—	$162	$5,479
L'Auberge de Sedona	365	$26,868	$5,623	$2,119	$—	$—	$7,742
Margaritaville Beach House Key West	365	$15,895	$3,380	$1,567	$—	$—	$4,947
Orchards Inn Sedona	365	$7,730	$1,061	$951	$—	$168	$2,180
Renaissance Charleston Historic District Hotel	365	$15,738	$4,663	$1,665	$—	$(126)	$6,202
Salt Lake City Marriott Downtown at City Creek	365	$31,554	$6,796	$2,228	$2,421	$—	$11,445
The Gwen Hotel	365	$34,431	$5,185	$4,442	$—	$—	$9,627
The Hythe Vail, a Luxury Collection Resort	365	$36,128	$6,827	$4,133	$—	$—	$10,960
The Landing Lake Tahoe Resort & Spa	365	$9,522	$118	$1,590	$—	$—	$1,708
The Lexington Hotel	365	$68,886	$745	$14,305	$23	$32	$15,105
The Lodge at Sonoma Resort	365	$24,645	$3,771	$2,076	$1,119	$—	$6,966
Westin Boston Seaport District	365	$93,355	$7,082	$9,817	$8,677	$(240)	$25,336
Westin Fort Lauderdale Beach Resort	365	$50,992	$9,083	$6,487	$—	$—	$15,570
Westin San Diego Downtown	365	$33,560	$4,939	$4,548	$2,534	$—	$12,021
Westin Washington D.C. City Center	365	$33,242	$2,518	$5,319	$2,643	$—	$10,480
Worthington Renaissance Fort Worth Hotel	365	$41,375	$6,378	$3,960	$3,120	$8	$13,466
Total		$938,091	$135,030	$118,110	$27,414	$7,013	$287,443
Add: Prior Ownership Results (2)		$50,618	$3,131	$6,554	$—	$—	$9,685
Less: Sold Hotels (3)		$(68,886)	$(9,544)	$(14,305)	$(23)	$(32)	$(23,904)
Comparable Total		$919,823	$128,617	$110,359	$27,391	$6,981	$273,224
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)     Amounts represent the pre-acquisition operating results of the Bourbon Orleans Hotel, Henderson Park Inn and Henderson Beach Resort from January 1, 2019 to December 31, 2019.
(3)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.